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                                                                  Exhibit 10.15

                                      1999
                           INCENTIVE COMPENSATION PLAN


PURPOSE

This plan is designed to provide financial reward to key members of DM Management for their contribution toward the attainment of the company's financial goals in 1999.

PARTICIPATION

This plan is restricted to key management personnel whose performance has a measurable impact on the company's ability to achieve its financial goals. Participation in the plan and assignment of bonus percentages is made either by the Compensation Committee of the Board of Directors in the case of executive officers or by the President of the company in the case of everyone else. The Compensation Committee and the President may also award additional bonuses at their discretion.

ELIGIBILITY TO RECEIVE BONUS

o Bonus plan participants will be eligible to receive their bonus if the company meets or exceeds its operating income (earnings before interest and taxes) goal for the performance period.

o Participants in performance counseling will not be eligible for a bonus payout for that season.

o Participants must be actively employed for a minimum of three months in the season for which the bonus is earned.

o Participants must be employed on the last day of the bonus performance period.

o    Participants terminated for cause will not be eligible for bonus.

CALCULATION OF BONUS PAYMENT

To determine the amount of bonus to be paid to an individual, simply multiply the individual's bonus percentage by the base salary earnings for the performance period.

PERFORMANCE PERIOD

This plan pertains to the fiscal year ending December 25, 1999. For measurement purposes the fiscal year will be divided into two seasonal performance periods:
                                      Spring-December 27,1998 to June 26, 1999
                                      Fall-June 27,1999 to December 25, 1999

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ADDITIONAL BONUSES

The Compensation Committee and the President may also award additional bonuses at their discretion. The criteria for eligibility, the calculation of the bonus payment and the performance period(s) for such bonuses shall all be determined at the time of the additional bonus award.

PAYMENTS

Bonus payments will be made as soon as possible after the close of the performance period (i.e.season).


EXAMPLE

Assume: Base annual salary of $50,000 and a bonus percentage of 10%

CASE 1: The Company meets the financial plan for both seasons:


                      Base Salary      Bonus %        Bonus
                      -----------      -------        -----
      Spring            $ 25,000          10%         $ 2,500
      Fall              $ 25,000          10%         $ 2,500
                        --------                      -------
      Fiscal 1999       $ 50,000                      $ 5,000
                        --------                      -------


CASE 2: The Company meets the Spring financial plan but not the Fall financial plan:


                       Base Salary    Bonus %            Bonus
                       -----------    -------            -----
      Spring            $ 25,000        10%              $ 2,500
      Fall              $ 25,000        ---                  ---
                        --------                        --------
      Fiscal 1999       $ 50,000                         $ 2,500
                        --------                         -------